EXHIBIT 10.4
AMENDMENT TO YEON BUSINESS CENTER LEASE AGREEMENT
(3330 NW Yeon)
DATED:	_________________, 2005
BETWEEN:	SCHNITZER INVESTMENT CORP.,
an Oregon corporation	(“Landlord”)
AND:	SCHNITZER STEEL INDUSTRIES, INC.,
an Oregon corporation	(“Tenant”)
Recitals:
A.           Landlord and Tenant are parties to a Yeon Business Center (3330 NW Yeon) Lease Agreement dated August 7, 2003 (the “Lease”).
B.           Contemporaneously with the execution of this Amendment to Yeon Business Center Lease Agreement (the “Amendment”), the parties are executing an Amendment to Yeon Business Center (3200 NW Yeon) Lease Agreement (the “3200 Lease Amendment”) pursuant to which Tenant will expand its premises in the building in the Project located at 3200 NW Yeon Avenue (the “3200 Building”). Landlord and Tenant desire to terminate the Lease after Tenant vacates the Premises and relocates into its expanded premises in the 3200 Building.
C.           Capitalized terms which are used in this Amendment and which are defined in the Lease shall have the meanings given to them in the Lease, unless expressly amended by this Amendment.
Agreements:
NOW, THEREFORE, in consideration of the mutual promises of the parties set forth in this Amendment, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.            Termination of Lease. Effective on the later of: (a) the date on which Tenant vacates the Premises and returns possession of the Premises to Landlord in the condition required by the Lease, and (b) the Expansion Space Commencement Date, as defined in the 3200 Lease Amendment (the “Effective Date”), the Lease shall terminate and all rights and obligations of Landlord and Tenant under the Lease shall terminate except for rights and obligations accrued as of the Effective Date.
2.            Effect of Amendment. Landlord and Tenant ratify and confirm all provisions of the Lease. Except as expressly amended by this Amendment, the Lease remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.
LANDLORD:	SCHNITZER INVESTMENT CORP., an Oregon corporation

By:
Its:
TENANT:	SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation

By:
Its: